EXHIBIT 10.19









                    REYNOLDS METALS COMPANY




              SALARY DEFERRAL PLAN FOR EXECUTIVES
















                    As Amended and Restated

                    Effective March 8, 1999

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                           ARTICLE I

                      PURPOSE OF THE PLAN

          The purpose of the Plan is to assist the Company in

attracting and retaining key employees by providing an

opportunity for deferred taxation and capital accumulation.



                           ARTICLE II

                          DEFINITIONS

          2.01 "Adjusted Deferred Salary" shall have the meaning

specified in Section 3.02.

          2.02 "Beneficiary" shall mean the individual or entity

designated by the Participant to receive any amounts remaining in the Plan upon the Participant's death.  If no such designation is made, or if the designated individual predeceases the Participant or the entity no longer exists, then the Beneficiary shall be the

Participant's estate.

          2.03 "Company" shall mean Reynolds Metals Company, a

Delaware corporation.

          2.04 "Deferred Salary" shall mean that portion of a

Participant's Salary which the Participant elects to defer in the manner provided for herein, until the time or times selected for payment in accordance with Section 4.01 at the time the

Participant first elects to participate in the Plan.

          2.05 "Deferral Termination Date" shall mean the

December 31st of (a) the year in which the Participant's

employment with the Company and any subsidiary terminates, or (b)

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any of the three years following the year of termination, as elected by the Participant in accordance with Section 4.01 at the time the Participant first elects to participate in the Plan.

          2.06 "Effective Date" shall mean June 1, 1994.

          2.07 "Eligible Employee" shall mean for any year any

officer or employee of the Company or a subsidiary (a) who is eligible to participate in the Savings and Investment Plan on

December 1 of the preceding year and (b) whose annual rate of

Salary in effect on December 1 of the preceding year exceeds the limitation imposed as of such December 1 on the amount of annual compensation that can be taken into account in computing

contributions or benefits under a qualified plan pursuant to

Section 401(a)(17) of the Internal Revenue Code.

          2.08 "Internal Revenue Code" shall mean the Internal

Revenue Code of 1986, as amended.  Any reference to a specific section of the Internal Revenue Code shall include that section and any comparable section or sections of future legislation amending, modifying, supplementing, or superseding the referenced section.

          2.09 "Participant" shall mean an Eligible Employee who

submits a written request pursuant to the terms of this Plan for deferral of Salary.

          2.10 "Phantom Investment Alternative" shall mean any of

the investment funds available from time to time under the

Savings and Investment Plan.

          2.11 "Plan" shall mean this Reynolds Metals Company

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Salary Deferral Plan for Executives.

          2.12 "Plan Committee" shall mean the committee

appointed by the Board of Directors of the Company to administer the Plan.

          2.13 "Salary" shall mean the base salary payable to an

Eligible Employee by the Company or a subsidiary.

          2.14 "Savings and Investment Plan" shall mean the

Reynolds Metals Company Savings and Investment Plan for Salaried

Employees, as in effect from time to time.



                          ARTICLE III

                   ELECTIONS TO DEFER SALARY

          3.01 Each year during the term of the Plan, each

Eligible Employee, whether or not then a Participant, shall have the right to elect to defer the receipt of Salary in accordance with and subject to the following terms and conditions:

                    (a) Elections with respect to a year shall

          apply only to Salary otherwise payable during such year

          to the Eligible Employee in excess of the annual

          compensation limitation imposed for that year under

          Section 401(a)(17) of the Internal Revenue Code.

          Eligible Employees may elect to defer receipt of not

          less than 5% nor more than 90% of Salary in excess of

          this limit, in multiples of 5%.

                    (b) For Salary earned in 1995 and future

          years, an election to defer Salary must be made between

          December

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          1 and December 31 of the year immediately

          preceding the year in which the Salary is earned.

                    (c) For Salary earned in 1994, an election to

          defer must be made between June 1 and June 30, 1994,

          and such election will apply only to Salary earned

          between July 1 and December 31, 1994.  Solely for

          purposes of this initial election period in June of

          1994, the definition of "Eligible Employee" in Section

          2.07 shall be applied as if the date "June 1, 1994"

          were substituted for "December 1 of the preceding year"

          and "December 1".

                    (d) Elections shall be irrevocable as to the

          Salary to which such elections apply, except as

          otherwise provided herein.

          3.02  At the same time a deferral election is made

under Section 3.01 with regard to Salary to be earned in a

specified year, the Participant shall also elect the Phantom

Investment Alternative(s) that the Participant wishes to have apply to any Salary deferred in accordance with such deferral election.  At any point in time, a Participant's Adjusted

Deferred Salary under this Plan shall equal the value the

Participant would have had under the Savings and Investment Plan if all amounts deferred under this Plan had actually been

contributed to the Savings and Investment Plan and invested in the designated investment fund(s) under the Savings and

Investment Plan from the time the Deferred Salary would have been

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paid to the Participant but for the deferral.  All elections made under this Section 3.02 shall be in accordance with and subject to the following terms and conditions:

                    (a) A Participant may elect any Phantom

          Investment Alternative available for current

          contributions under the terms of the Savings and

          Investment Plan at the time the deferral election is

          being made.  To the extent necessary to administer this

          Plan, any election of Phantom Investment Alternative(s)

          under this Section 3.02 will be required to comply with

          administrative rules in effect from time to time under

          the Savings and Investment Plan; this means, for

          example, that Participants may be required to elect

          Phantom Investment Alternatives in multiples of 5% or

          10%.

                    (b) If an investment fund under the Savings

          and Investment Plan is eliminated after a Participant

          in this Plan has made an election under this Section

          3.02, any Deferred Salary the value of which is

          dependent on such eliminated investment fund shall, as

          of the date the investment fund is eliminated, be

          treated for purposes of this Section 3.02 as if the

          Adjusted Deferred Salary became invested in whatever

          investment fund would automatically be chosen under the

          terms of the Savings and Investment Plan if a

          participant in that plan did not elect a new investment

          fund.

                    (c) Except as otherwise specifically provided

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          herein, any election of Phantom Investment

          Alternative(s) shall be irrevocable as to the Deferred

          Salary to which such election applies, and such

          election shall continue to apply to the Deferred Salary

          until it is paid out in accordance with Article IV.



                           ARTICLE IV

                PAYMENT OF DEFERRED COMPENSATION

          4.01 The first time an Eligible Employee elects to

defer Salary in accordance with Section 3.01, the Eligible

Employee shall also elect at the same time a Deferral Termination

Date and a payment schedule in accordance with the provisions of this Section 4.01:

                    (a) The Deferral Termination Date must be the

          December 31st of either (i) the year in which the

          Participant's employment with the Company and any

          subsidiary terminates, or (ii) any of the three years

          following the year of termination, as elected by the

          Participant.

                    (b) Payments shall be made to the Participant

          (i) in a single lump sum payment or (ii) in annual

          installments over a period of five (5) years, as

          elected by the Participant, following the applicable

          Deferral Termination Date.

                    (c) A Participant's election of a Deferral

          Termination Date and of a schedule of payments pursuant

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          to this Section 4.01 shall be irrevocable and shall

          apply to all Salary deferred under this Plan by such

          Participant, both in the first year and in succeeding

          years, except as specifically provided herein.

          4.02 A Participant's Adjusted Deferred Salary shall be

paid in cash following the applicable Deferral Termination Date in accordance with the provisions of this Section 4.02.

                    (a) Lump sum payments shall be paid as soon

          as administratively feasible in the January following

          the year in which the Deferral Termination Date occurs.

          The amount of any lump sum payment shall equal the

          value of the Participant's Adjusted Deferred Salary on

          the December 31st immediately preceding the date of

          payment.

                    (b) Annual installments shall be paid as soon

          as administratively feasible in the January of each of

          the five calendar years following the year in which the

          Deferral Termination Date occurs.  The amount of the

          first installment shall equal one-fifth of the value of

          the Participant's Adjusted Deferred Salary on the

          December 31st immediately preceding the date of

          payment.  The amount of the second installment shall

          equal one-fourth of the value of the Participant's

          Adjusted Deferred Salary on the December 31st

          immediately preceding the date of payment of the second

          installment.  In similar manner, the amounts of the

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          third and fourth installments shall be one-third and

          one-half, respectively, of the value of the

          Participant's Adjusted Deferred Salary on the December

          31st immediately preceding the date of the respective

          payment.  The fifth installment shall equal the entire

          value of the Adjusted Deferred Salary remaining on the

          December 31st immediately preceding the date of

          payment.

          4.03 If a Participant dies, any remaining unpaid

portion of such Participant's Adjusted Deferred Salary shall be accelerated and paid to the Participant's Beneficiary in cash in a single lump sum as soon as administratively feasible in the

January following the year in which the Participant's death

occurs.  The amount of the payment shall equal the value of the

Participant's Adjusted Deferred Salary remaining on the December

31st immediately preceding the date of payment.

          4.04 (a) Upon receipt of a written request from a

Participant (or if the Participant is not competent to manage his affairs, from a Participant's legal representative), the Plan

Committee may direct that all or any part of the Participant's

Adjusted Deferred Salary be accelerated and paid in a lump sum if it finds, in its sole discretion, that the Participant has

incurred a substantial unforeseen hardship.  For purposes of this

Section 4.04(a), a substantial unforeseen hardship is a severe financial hardship resulting from extraordinary and unforeseeable circumstances arising as a result of one or more recent events

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beyond the control of the Participant.  In no event, however, may accelerated payments be made to the extent such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe hardship, or (iii) by cessation of deferrals under the Plan.  Acceleration of payments because of a

substantial unforeseen hardship may only be permitted to the extent reasonably necessary to satisfy the hardship.

          (b) The Plan Committee may direct that all unpaid

Adjusted Deferred Salary be accelerated and paid to all

Participants in a lump sum if, in conjunction with the

termination of the Plan, the Plan Committee finds, in its sole discretion, that extraordinary circumstances make such

acceleration of payments in the best interest of the Company.

          (c) Subsections (a) and (b) above shall apply both to

Salary deferred in previous years and to Salary being deferred during the year in which the acceleration of payments is

approved, except that no Deferred Salary shall be paid out prior to the date such Deferred Salary would be paid to the Participant but for the deferral.

          (d) Anything herein to the contrary notwithstanding,

the Plan Committee shall not accelerate any payment of Deferred

Salary with respect to which the Participant has elected an

investment measured by the performance of the Company's Common

Stock unless the accelerated payment will be exempt from short-

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swing profit liability pursuant to the rules promulgated under

Section 16(b) of the Securities Exchange Act of 1934, as amended.

          4.05 (a)  Anything herein to the contrary

notwithstanding, if at any time a Change in Control (as defined below) occurs, then all unpaid Adjusted Deferred Salary shall be accelerated and paid out to each Participant in a single lump sum within ten (10) days of the date of such Change in Control, with

Adjusted Deferred Salary for this purpose computed through the date of the Change in Control.  This provision shall apply both to Salary deferred in previous years and to Salary being deferred during the year in which the Change in Control occurs, except that no Deferred Salary shall be paid out prior to the date such

Deferred Salary would be paid to the Participant but for the deferral.  After the Change in Control, no further amounts shall be deferred hereunder for the remainder of the year.

          (b)  For purposes of this Section 4.05, "Change in

Control" shall mean the occurrence of any of the following:

               (i)  Any Person (as defined below) becomes

          the Beneficial Owner (as defined below), directly or

          indirectly, of 15% or more of the Company's common

          stock, unless such Person (A) is not deemed an

          "Acquiring Person" in accordance with Section 1(a) of

          the Rights Agreement (as defined below), or (B) became

          a Beneficial Owner of 15% or more of the Company's

          common stock in a transaction that did not constitute a

          Change in Control under Section 4.05(b)(iii) hereof;


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               (ii)  During any period of two consecutive

          years, individuals who at the beginning of such period

          constitute the Board (as defined below), and any new

          director (other than a director designated by a person

          who has entered into an agreement with the Company to

          effect a transaction described in Section 4.05(b)(i),

          (iii) or (iv)) whose election by the Board or

          nomination for election by the Company's shareholders

          was approved by a vote of at least two-thirds of the

          directors then still in office who either were

          directors at the beginning of the period or whose

          election or nomination for election was previously so

          approved, cease for any reason to constitute a least a

          majority of the members of the Board;

               (iii)  The effective date of a merger or

          consolidation of the Company or any of its subsidiaries

          with any other entity, other than a merger or

          consolidation which would result in the voting

          securities of the Company outstanding immediately

          before such merger or consolidation continuing to

          represent (either by remaining outstanding or by being

          converted into voting securities of the surviving

          entity or of any other corporation or entity that as a

          result of such transaction owns the Company or all or

          substantially all of the Company's assets, either

          directly or through one or more subsidiaries (the

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          "parent entity")) more than 51% of the combined voting

          power of the voting securities of the parent or

          surviving entity outstanding immediately after such

          merger or consolidation and with the power to elect at

          least a majority of the board of directors or other

          governing body of such parent or surviving entity;

               (iv)  The approval by the shareholders of the

          Company of a complete liquidation of the Company or an

          agreement for the sale or disposition by the Company of

          all or substantially all of the Company's assets; and

               (v)  There occurs any other event of a nature

          that would be required to be reported in response to

          Item 6(e) of Schedule 14A of Regulation 14A (or in

          response to any similar item on any similar schedule or

          form) under the 1934 Act (as defined below), whether or

          not the Company is then subject to such reporting

          requirement.

               (vi)  For purposes of this Section 4.05(b),

          the following terms shall have the following meanings:

                     (A)  "Person" shall have the

               meaning as set forth in Sections 13(d) and 14(d)

               of the 1934 Act; provided, however, that Person

               shall exclude (i) the Company, (ii) any trustee or

               other fiduciary holding securities under an

               employee benefit plan of the Company, and (iii)

               any corporation owned, directly or indirectly, by

               the shareholders of the

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               Company in substantially the same proportions

               as their ownership of stock of the Company.

                     (B)  "Beneficial Owner" shall have

               the meaning given to such term in Rule 13d-3 under

               the 1934 Act; provided, however, that Beneficial

               Owner shall exclude any Person otherwise becoming

               a Beneficial Owner by reason of the shareholders

               of the Company approving a merger of the Company

               with another entity.

                     (C)  "Rights Agreement" shall mean

               the Amended and Restated Rights Agreement dated as

               of March 8, 1999 between the Company and

               ChaseMellon Shareholder Services, L.L.C., as

               initially in effect.

                     (D)  "1934 Act" means the Securities

               Exchange Act of 1934, as amended.

                     (E)  "Board" means the Board of

               Directors of the Company.



                           ARTICLE V

                         ADMINISTRATION

          The Plan Committee shall have full responsibility and

authority to interpret and administer the Plan, including the power to promulgate rules of Plan administration, the power to settle any disputes as to rights or benefits arising from the

Plan, the power to appoint agents and delegate its duties, and

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the power to make such decisions or take such actions as the Plan

Committee, in its sole discretion, deems necessary or advisable to aid in the proper administration of the Plan.  Actions and determinations by the Plan Committee shall be final, binding and conclusive for all purposes of the Plan.



                           ARTICLE VI

       AMENDMENT, SUSPENSION AND TERMINATION OF THE PLAN

          The Board of Directors of the Company may from time to

time amend, suspend or terminate the Plan, in whole or in part,

except that no such amendment, suspension or termination shall materially adversely affect the rights of any Participant in respect of Deferred Salary previously earned by such Participant and not yet paid.  Anything in the Plan to the contrary

notwithstanding, at any time before a Change in Control (as

defined in Section 4.05(b)) occurs, the Board of Directors of the

Company may amend Section 4.05(b)(i) to change the percentage referred to therein to a percentage that is not more than 25%, so long as such change is consistent with contemporaneous change of a similar nature in the Rights Agreement (as defined in Section

4.05(b)(vi)(C)).



                          ARTICLE VII

                            FUNDING

          No promises under this Plan shall be secured by any

specific assets of the Company, nor shall any assets of the

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Company be designated as attributable or allocated to the

satisfaction of such promises.  Benefit payments shall be made from the Company's general assets.



                          ARTICLE VIII

                       GENERAL PROVISIONS

          8.01 All elections by a Participant hereunder shall be

made in writing by the completion and delivery to the Company of forms prescribed for such purpose within the time limits

established with respect to such election.

          8.02 Neither the establishment of the Plan nor the

payment of any benefits hereunder nor any action of the Company,

including its Board of Directors, in connection therewith shall be held or construed to confer upon any individual any legal right to remain an officer or an employee of the Company.

          8.03 No benefit under the Plan shall be subject in any

manner to anticipation, alienation, sale, transfer, assignment,

pledge, encumbrance or charge, except by will or the laws of descent and distribution, and any attempt thereat shall be void.

No such benefit shall, prior to receipt thereof, be in any manner liable for or subject to the recipient's debts, contracts,

liabilities, engagements, or torts.

          8.04 This Plan shall inure to the benefit of, and be

binding upon, the Company and each Participant, and upon the successors and assigns of the Company and of each Participant.

          8.05 The Company shall deduct from the amount of any

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payments hereunder all taxes required to be withheld by

applicable laws.

          8.06 This Plan shall be governed by, and construed in

accordance with, the laws of the Commonwealth of Virginia.



          Executed and adopted this 28 day of April, 1999,

pursuant to action taken by the Board of Directors of Reynolds

Metals Company at its meeting on March 8, 1999.



                             REYNOLDS METALS COMPANY



                             By: /s/ D. Michael Jones
                                 ______________________________
                             Title:  Senior Vice President and
                                     General Counsel


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